UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 16, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 16, 2017, Finjan Holdings, Inc. (the “Company”), and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), issued a press release announcing that on March 15, 2017, the Patent Trial and Appeal Board (PTAB) at the United States Patent and Trademark Office (USPTO) denied two of Palo Alto Networks, Inc. (“PAN”) petitions for the Inter Partes Review (IPRs, Case Nos. IPR2015-01892 and IPR2016-00151). Both PAN petitions challenged the validity of Finjan’s U.S. Patent No. 8,141,154 (the “’154 Patent”). Symantec Corporation (“Symantec”) later joined PAN’s petitions so the PTAB’s decisions apply to Symantec’s challenge as well. The PTAB also issued a Final Written Decision on Symantec’s petition for IPR (Case No. IPR2015-01892), challenging Finjan’s U.S. Patent No. 8,677,494 (the “‘494 Patent”), and which also applies against Blue Coat Systems, Inc., since it joined Symantec’s petition.

In the three Decisions, the PTAB instituted a review of prior art on a total of 31 patent claims across the ‘154 and ‘494 Patents. Specifically, in the two IPRs against the ‘154 Patent, the PTAB found all claims patentable. In the IPR against the ‘494 Patent, the PTAB determined five of eight claims were patentable, including all the system claims.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 16, 2017, entitled “Finjan Receives Three Favorable Final Written PTAB Decisions.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: March 17, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer